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                              C E R T I F I C A T E


     The undersigned hereby certifies that he is the Secretary of Dean Witter Intermediate Income Securities (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the unanimous written consent of the Trustees of the Trust on September 13, 1988, as provided in Section 9.3 of the said Declaration, said Amendment to take effect immediately, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 15th day of September, 1988.


                         /s/ Sheldon Curtis
                         ---------------------------------
                         Sheldon Curtis
                         Secretary

(SEAL)

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                                A M E N D M E N T

Dated:              September 13, 1988

To Be Effective:    September 13, 1988


                                       TO

                   DEAN WITTER INTERMEDIATE INCOME SECURITIES

                              DECLARATION OF TRUST

                             DATED SEPTEMBER 1, 1988

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                                              Amendment dated September 13, 1988
                                              to the Declaration of Trust (the
                                              "Declaration") of Dean Witter
                                              Intermediate Income Securities
                                              (the "Trust") dated September 1,
                                              1988

WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to amend the Declaration with respect to the termination of the Trust by the Trustees, to be effective on September 13, 1988;

          1. Section 9.2(a) of Article IX of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

          "SECTION 9.2. TERMINATION OF TRUST. (a) The Trust or any Series may be terminated (i) by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote at any meeting of Shareholders of the Trust or the appropriate Series thereof, (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares of the Trust or the appropriate Series thereof, or by such other vote as may be established by the Trustees with respect to any class or Series of Shares, or (iii) with respect to a Series as provided in
     Section 6.9(h).  Upon the termination of the Trust or the Series:

     (i) The Trust or the Series shall carry on no business except for the purpose of winding up its affairs.

     (ii) The Trustees shall proceed to wind up the affairs of the Trust or the Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or the Series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or Trust Property allocated or belonging to such Series to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust

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     Property or Trust Property allocated or belonging to such Series shall require Shareholder approval in accordance with Section 9.4 hereof.

     (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or Trust Property allocated or belonging to such Series, in cash or in kind or partly each, among the Shareholders of the Trust according to their respective rights."

          2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

          3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 13th day of September, 1988.


                         /s/ Charles A. Fiumefreddo
                         ----------------------------------
                         Charles A. Fiumefreddo, as
                         Trustee and not Individually
                         One World Trade Center
                         New York, New York 10048


                         /s/ Sheldon Curtis
                         ----------------------------------
                         Sheldon Curtis, as Trustee
                         and not Individually
                         One World Trade Center
                         New York, New York 10048


                         /s/ Andrew J. Melton
                         ----------------------------------
                         Andrew J. Melton, Jr., as
                         Trustee and not Individually
                         Five World Trade Center
                         New York, New York 10048